Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

September 3, 2008

To the Board of Directors of
Bioenergy Inc.
Las Vegas, Nevada

To Whom It May Concern:

Consent of Accountant

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form 10-K, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, of our report dated August 18, 2008, relating to the financial statements of Bioenergy Inc., a Nevada corporation, for the year ending June 30, 2008.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC